WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending November 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of November 30, 2006 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of November 30, 2006 was $99.93, an increase of +1.28% from the October 31, 2006 value of $98.66. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was an increase of +3.54% as of November 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$28,639.92
Change in Unrealized Gain/(Loss)	$(16,491.59)
Gain/(Loss) on Other Investments	$2,605.96
Brokerage Commission	$(421.95)

Total Trading Income	$14,332.34

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$93.79
Management Fees	$378.52
Advisory Fees	$1,931.99
Offering Fees	$0.00
Incentive Fees	$0.00

Other Expenses	$3,691.46
Total Expenses	$6,095.76

Interest Income	$3,417.67

Net Income(Loss) from the Period	$11,654.25

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$908,453.87	$98.66
Addition	$0.00
Withdrawal	$(12,000.00)
Net Income/(Loss)	$11,654.25

Month End	$908,108.12	$99.93

Monthly Rate of Return	1.28%
Year to Date Rate of Return	3.54%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President
Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending November 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of November 30, 2006 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of November 30, 2006 was $90.07, a decrease of -2.22% from the October 31, 2006 value of $92.11. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was a decrease of -7.78% as of November 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(26,887.32)
Change in Unrealized Gain/(Loss)	$2,302.54
Gain/(Loss) on Other Investments	$(826.94)
Brokerage Commission	$(384.55)

Total Trading Income	$(25,796.27)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$123.01
Management Fees	$590.26
Advisory Fees	$3,503.07
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$5,779.62

Total Expenses	$9,995.96

Interest Income	$4,366.36

Net Income(Loss) from the Period	$(31,425.87)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,416,629.17	$92.11
Addition	$0.00
Withdrawal	$(247,974.78)
Net Income/(Loss)	$(31,425.87)

Month End	$1,137,228.52	$90.07

Monthly Rate of Return	-2.22%
Year to Date Rate of Return	-7.78%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President
Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending November 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of November 30, 2006 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of November 30, 2006 was $95.12, an increase of +3.73% from the October 31, 2006 value of $91.70. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was a decrease of -1.36% as of November 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$2,978.66
Change in Unrealized Gain/(Loss)	$6,859.42
Gain/(Loss) on Other Investments	$(0.09)
Brokerage Commission	$(154.14)

Total Trading Income	$9,683.85

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$27.60
Management Fees	$101.36
Advisory Fees	$420.58
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$985.97

Total Expenses	$1,535.51

Interest Income	$921.22

Net Income(Loss) from the Period	$9,069.56

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$243,257.38	$91.70
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	$9,069.56

Month End	$252,326.94	$95.12

Monthly Rate of Return	3.73%
Year to Date Rate of Return	-1.36%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President
Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending November 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of November 30, 2006 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of November 30, 2006 was $96.51, an increase of +1.04% from the October 31, 2006 value of $95.51. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was a decrease of -0.90% as of November 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$568,606.74
Change in Unrealized Gain/(Loss)	$252,020.00
Gain/(Loss) on Other Investments	$52,628.54
Brokerage Commission	$(31,004.36)

Total Trading Income	$842,250.92

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$6,877.77
Management Fees	$28,378.36
Advisory Fees	$143,516.66
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$204,058.88

Total Expenses	$382,831.67

Interest Income	$249,681.00

Net Income(Loss) from the Period	$709,100.25

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$68,108,054.27	$95.51
Addition	$2,006,468.00
Withdrawal	$(5,605,694.04)
Net Income/(Loss)	$709,100.25

Month End	$65,217,928.48	$96.51

Monthly Rate of Return	1.04%
Year to Date Rate of Return	-0.90%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President
Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES G CLASS 2

Unaudited Account Statement

For the Month Ending November 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of November 30, 2006 for World Monitor Trust III Series G Class 2. The net asset value of an interest as of November 30, 2006 was $98.66, an increase of +1.46% from the October 31, 2006 value of $97.24. The calendar year-to-date return for World Monitor Trust III Series G Class 2 was a decrease of -1.34% as of November 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$33,573.43
Change in Unrealized Gain/(Loss)	$(19,332.43)
Gain/(Loss) on Other Investments	$3,054.86
Brokerage Commission	$(494.64)

Total Trading Income	$16,801.22

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$109.95
Management Fees	$443.93
Advisory Fees	$2,264.80
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,553.58

Total Expenses	$5,372.26

Interest Income	$4,110.45

Net Income(Loss) from the Period	$15,539.41

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,065,420.30	$97.24
Addition	$85,000.00
Withdrawal	$0.00
Net Income/(Loss)	$15,539.41

Month End	$1,165,959.71	$98.66

Monthly Rate of Return	1.46%
Year to Date Rate of Return	-1.34%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President
Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series G Class 2

WORLD MONITOR TRUST III SERIES H CLASS 2

Unaudited Account Statement

For the Month Ending November 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of November 30, 2006 for World Monitor Trust III Series H Class 2. The net asset value of an interest as of November 30, 2006 was $83.60, a decrease of -2.05% from the October 31, 2006 value of $85.35. The calendar year-to-date return for World Monitor Trust III Series H Class 2 was a decrease of -16.40% as of November 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(8,569.99)
Change in Unrealized Gain/(Loss)	$733.90
Gain/(Loss) on Other Investments	$(263.58)
Brokerage Commission	$(122.57)

Total Trading Income	$(8,222.24)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$39.21
Management Fees	$188.22
Advisory Fees	$1,116.56
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,090.11

Total Expenses	$2,434.10

Interest Income	$1,383.58

Net Income(Loss) from the Period	$(9,272.76)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$451,730.32	$85.35
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	$(9,272.76)

Month End	$442,457.56	$83.60

Monthly Rate of Return	-2.05%
Year to Date Rate of Return	-16.40%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President
Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series H Class 2

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending November 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of November 30, 2006 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of November 30, 2006 was $94.88, an increase of +1.17% from the October 31, 2006 value of $93.78. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -5.12% as of November 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$24,838.46
Change in Unrealized Gain/(Loss)	$10,048.38
Gain/(Loss) on Other Investments	$2,350.24
Brokerage Commission	$(1,358.52)

Total Trading Income	$35,878.56

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$302.59
Management Fees	$1,250.57
Advisory Fees	$6,342.86
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$3,990.12

Total Expenses	$11,886.14

Interest Income	$11,116.71

Net Income(Loss) from the Period	$35,109.13

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$3,001,360.75	$93.78
Addition	$204,200.00
Withdrawal	$(32,361.38)
Net Income/(Loss)	$35,109.13

Month End	$3,208,308.50	$94.88

Monthly Rate of Return	1.17%
Year to Date Rate of Return	-5.12%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President
Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series J Class 2